Deferred Variable Annuity Application American General Life Insurance Company Domicile State: Texas Address Mail to: Annuity Service Center Regular Mail with checks: P.O. Box 100330 Pasadena, CA 91189-0330 without checks: P.O. Box 15570 Amarillo, TX 79105-5570 Overnight Mail with checks: 2710 Media Center Drive Building #6, Suite 120 Los Angeles, CA 90065-1750 without checks: 1050 North Western Amarillo, TX 79106-7011 [? 1-800-445-7862] The indicates a required response. Please print or type. 1 Product Selection ([Solicitation state indicates the state in which this Application is signed.]) [Product name (Share Class)] Solicitation state [Polaris Platinum III (B)] (Enter two-character state code) 2 Owner(s) Information Name ❑ Male ❑ Female Address City State Zip Birth Date / / SSN or TIN Phone ( ) Email Joint Owner (if applicable) Name ❑ Male ❑ Female Address City State Zip Birth Date / / SSN or TIN Relationship to Owner Phone ( ) 3 Annuitant(s) Information ❑ Same as Owner (Complete only if different from Owner) Name ❑ Male ❑ Female Address City State Zip Birth Date / / SSN Phone ( ) Email Joint Annuitant (if applicable) Name ❑ Male ❑ Female Address City State Zip Birth Date / / SSN Phone ( ) ANNUITY PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN REDEEMED, ARE VARIABLE, ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT, AND MAY BE WORTH MORE OR LESS THAN THE TOTAL AMOUNT INVESTED. For applicants in Alaska only: If You are not satisfied with the Contract, You may return it to Our Annuity Service Center or to the agent through whom it was purchased within 10 days (30 days if the Contract replaced any other life insurance or annuity contract(s)) after You receive it. The Company will refund the greater of Purchase Payment(s) paid or the Contract Value on the business day during which the Contract is received. If the Contract replaced any other life insurance or annuity contract(s), the Company will refund the Contract Value on the business day during which the Contract is received. Upon any refund, the Contract shall be void. Upon Your written request, we will provide You with factual information regarding benefits and provisions of the annuity Contract within 10 days. For applicants in Arizona only: Upon Your written request, we will provide You, within a reasonable period of time, factual information regarding the benefits and provisions of the variable annuity Contract for which You are applying. If for any reason You are not satisfied with the Contract, You may return the Contract within ten days (30 days if You are age 65 or older on the date of the Application or if the Contract replaced any other life insurance or annuity contract(s)) after You receive it. You will receive an amount equal to the sum of (1) the difference between the premiums paid and the amounts allocated to any account under the Contract and (2) the Contract Value on the date the returned Contract is received by Our Company or agent. Upon such refund, the Contract will be void.

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4 Beneficiary Information

Please complete the beneficiary information below. Additional beneficiaries, if any, can be listed on the [Additional Beneficiary Information form ([SA2224BNE])] and submitted with this Application. **Note: If any Living Benefit is elected with Joint Life (2 covered persons) under Section [6] below, you must provide the spousal beneficiary information here. (In New Jersey and California, spouse includes civil union partners.)**

If the beneficiary type is not selected, the beneficiary will be designated as "primary." Multiple beneficiaries will share the death benefit equally unless otherwise specified. For [non-individually owned, custodially held IRAs, 457, and tax-qualified plans], if no beneficiary is listed, the beneficiary will default to the Owner listed on this Application.

[1. Beneficiary Name ______ ❑ Primary ❑ Contingent
Address ______
Relationship ______ Beneficiary % ______ SSN/TIN ______ Phone (___) ______
Birth/Trust Date ______ Email ______ ❑ Male ❑ Female

2. Beneficiary Name ______ ❑ Primary ❑ Contingent
Address ______
Relationship ______ Beneficiary % ______ SSN/TIN ______ Phone (___) ______
Birth/Trust Date ______ Email ______ ❑ Male ❑ Female

3. Beneficiary Name ______ ❑ Primary ❑ Contingent
Address ______
Relationship ______ Beneficiary % ______ SSN/TIN ______ Phone (___) ______
Birth/Trust Date ______ Email ______ ❑ Male ❑ Female]

5 Contract Type (select one) and Source of Funds

Initial Payment: Make check payable to **American General Life Insurance Company**. If this is a 1035 Exchange, Transfer, or Rollover, please complete the [Request for Transfer of Assets form ([SA2500RL)] and submit it with this Application. See prospectus for minimum Purchase Payment amounts.

[5a. **Non-Qualified Contract**
Indicate type and amount of initial payment below.

Source of Funds	Amount
❑ Amount enclosed:	$______
❑ 1035 Exchange/Transfer Estimated dollars:	$______
❑ Other Estimated dollars:	$______
❑ Funds coming direct	$______
]

Or

[5b. **Qualified Contract**
Indicate type of plan for new Contract, source of funds, and amount below.

Type of Plan for *New* Contract		Source of Funds	Amount
❑ IRA	❑ 401(a)**	❑ Amount enclosed	$______
❑ Roth IRA	❑ 401(k)**	❑ Transfer	$______
❑ SEP	❑ 457	❑ Rollover	$______
❑ Other* ______	❑ Keogh	❑ Contribution	$______
* (i.e. Bene IRA, PSP, Defined Benefit Plan)		IRA Tax Year:	______
**Is plan subject to ERISA? ❑ Yes ❑ No		❑ Funds coming direct	$______
]

6 Benefit Elections

[*See your registered representative/licensed agent/insurance producer and/or the prospectus for information about optional elections, including availability, the maximum issue age and Investment Requirements.*]

[**[6(a)]. Optional Feature:** *If elected, there will be an additional fee added to the Separate Account Charge and the elected feature replaces the default 7-year withdrawal charge period in the Contract. Refer to the prospectus for complete details.*

❑ **Early Access:** Provides a 4-year withdrawal charge period.]

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6 Benefit Elections *continued*

[6(b)]. **Optional Living Benefit Elections: You MUST complete I or II below**

I. ❑ **I am NOT electing an Optional Living Benefit (proceed to [6(c)] below).**

II. If electing an Optional Living Benefit, you must make choices under **one of the** Living Benefit Elections below.

Living Benefit Elections (Select Feature, Number of Lives, and Income Option)

Depending on your Living Benefit election and when you take your first withdrawal, the Maximum Annual Withdrawal Amount (MAWA) percentages may be lower (under age [65]) or higher (age [72] and older) than the percentages shown below. Please see the prospectus for MAWA percentages.

Select One Feature ➡ ***Step-up Frequency***	❑ [Polaris Income Plus] *(minimum issue age is [45])* • Annual (with Income Credit)	❑ [Polaris Income Plus Daily] *(minimum issue age is [45])* • Daily (no Income Credit)	❑ [Polaris Income Builder] *(minimum issue age is [65])* • Annual (with Income Credit)
Select Number of Lives ➡	❑ Single Life *or* ❑ Joint Life*		❑ Single Life *or* ❑ Joint Life*
Select One Income Option ➡ ([Polaris Income Plus] and [Polaris Income Plus Daily] only)	❑ Option 1 – Single: [6.0%] MAWA Joint: [5.5%] MAWA ❑ Option 2 – Single: [7.0%] MAWA Joint: [6.5%] MAWA ❑ Option 3 – Single: [5.0%] for Life Joint: [4.5%] for Life		Single – [5.4%] for Life Joint Life – [4.9%] for Life

****You must complete the spousal Beneficiary Information in Section 4 for Joint Life Coverage.***

Make your investment choices in Section [7(a)] for [Polaris Income Plus][/Income Builder] or Section [7(b)] for [Polaris Income Plus Daily].

[6(c)]. **Optional Death Benefit Election:** *If the [Maximum Anniversary Value] death benefit is* ***NOT*** *elected, the beneficiary(ies) will receive the [Standard] death benefit provided in the Contract.*

❑ [Maximum Anniversary Value (MAV)]

7 Investment Selection / Optional Programs

General Instructions

Initial Purchase Payment: *We automatically allocate [10%] of your initial Purchase Payment to the [Secure Value Account (SVA)]. You may allocate the remaining [90%] to[either the "Check-the-Box" option or] one or more of the "Individual Portfolios" below.*

Automatic Asset Rebalancing: *As required by the optional living benefit elected above, if you selected from [the "Check-the-Box" option or]one or more of the "Individual Portfolios" below, we rebalance your choice(s) quarterly to the original allocations. We do not include the [Secure Value Account] in rebalancing.*

If you elected **[Polaris Income Plus (Annual with Income Credit)]** or **[Polaris Income Builder]**	Select your investment options in Section [7(a)] and any optional programs in Section [7(c)] below.
If you elected **[Polaris Income Plus Daily]**	Select your investment options in Section [7(b)] and any optional programs in Section [7(c)] below.
If you are **not** electing a Living Benefit	Skip 7(a)[/7(b)] and select any optional programs in Section [7(c)]. Complete the Investment Option Election Form (IOEF), which must be included with this Application to make your investment choices.

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7(a). [Polaris Income Plus (Annual with Income Credit)] [or] [Polaris Income Builder] — Investment Selection

If you elected [Polaris Income Plus (Annual with Income Credit)] [or] [Polaris Income Builder in Section [6(b)], for this Application to be in good order, you must indicate your investment selection here in [the "Check-the-Box" section or choose] one or more of the "Individual Portfolios."

Dollar Cost Averaging: *If you want to invest gradually in your choice(s) below using Dollar Cost Averaging, check **one** of the DCA Accounts below. Next, choose your Target DCA allocation(s) (options into which funds will gradually be transferred) under [either the "Check-the-Box" section or]the "Individual Portfolios" section below. DCA Program begins 30 days from the date your initial Purchase Payment is received.*

❑ 6-Month DCA Account Or ❑ 1-Year DCA Account

Automatic [Secure Value Account Allocation (SVA)]: [10%]

Check-the-Box (Select only one of the boxes below)

Select one "Check-the-Box" choice below for your direct investment of [90%] of your initial Purchase Payment (not using a DCA Account) or for your Target DCA allocation.

❑ SDSP (30%) + SA BlackRock VCP Global Multi-Asset (30%) + VCP Managed Asset Allocation (30%) + SVA (10%)

❑ SDAP (30%) + SA Schroders VCP Global Allocation (30%) + VCP Value (30%) + SVA (10%)

❑ SA T. Rowe Price VCP Balanced (30%) + VCP Total Return Balanced (30%) + SA Schroders VCP Global Allocation (30%) + SVA (10%)

❑ SDAP (30%) + SA BlackRock VCP Global Multi-Asset (20%) + VCP Total Return Balanced (20%) + SA T. Rowe Price VCP Balanced (20%) + SVA (10%)

[Or]

Individual Portfolios (Invest in one or more of the portfolios below)

*To invest directly, not utilizing a DCA Account, make your choices in the **Payment Allocation** column below. To gradually invest using a DCA Account, choose among the funds below using the **Target DCA** column. Use whole percentages only.*

	Payment Allocation (Complete for direct investment)	Target DCA (Complete if selecting a DCA Account)
Bond Funds (Maximum 90%)		
(Invest up to 90% of your initial Purchase Payment in any combination of the following funds; 100% of your Target DCA)		
Corporate Bond (Federated)	____ %	____ %
Global Bond (GSAM)	____ %	____ %
Goldman Sachs VIT Government Money Market Fund	____ %	____ %
Government and Quality Bond (WMC)	____ %	____ %
Real Return (WMC)	____ %	____ %
SA JPMorgan MFS Core Bond Portfolio	____ %	____ %
Ultra Short Bond Portfolio (DFA)	____ %	____ %
SunAmerica Dynamic Portfolios (Maximum 90%)		
(Invest up to 90% of your initial Purchase Payment in any combination of the following funds; 100% of your Target DCA)		
SunAmerica Dynamic Allocation Portfolio (SDAP)	____ %	____ %
SunAmerica Dynamic Strategy Portfolio (SDSP)	____ %	____ %
Single Manager Volatility Control Portfolios (VCP) (Maximum 90%)		
(Invest no more than 50% of your initial Purchase Payment in each of the following funds)		
SA BlackRock VCP Global Multi-Asset Portfolio	____ %	____ %*
SA Schroders VCP Global Allocation Portfolio	____ %	____ %*
SA T. Rowe Price VCP Balanced Portfolio	____ %	____ %*
VCP Managed Asset Allocation SAST Portfolio (CRMC)	____ %	____ %*
VCP Total Return Balanced Portfolio (PIMCO)	____ %	____ %*
VCP Value Portfolio (Invesco)	____ %	____ %*
Total of Individual Funds and/or VCP	90 %	100 %

**Allocate no more than 55% of your Target DCA to each of the following funds.*

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7(b). [Polaris Income Plus Daily] — Investment Selection

If you elected [Polaris Income Plus Daily] in Section [6(b)], for this Application to be in good order, you must indicate your investment selection here in [the "Check-the-Box" section or choose] one or more of the "Individual Portfolios."

Dollar Cost Averaging: *If you want to invest gradually in your choice(s) below using Dollar Cost Averaging by checking **one** of the DCA Accounts below. Next, choose your Target DCA allocation(s) (options into which funds will gradually be transferred) under [either the "Check-the-Box" section or]the "Individual Portfolios" section below. DCA Program begins 30 days from the date your initial Purchase Payment is received.*

❑ 6-Month DCA Account Or ❑ 1-Year DCA Account

Automatic [Secure Value Account Allocation (SVA)]: [10%]

Check-the-Box (Select only one Polaris Portfolio Allocator Model below)

Select one model for your direct investment of [90%] of your initial Purchase Payment (not using a DCA Account) or for your Target DCA allocation.

- ❑ Model 1 (50% Equity/50% Fixed Income)
- ❑ Model 2 (60% Equity/40% Fixed Income)
- ❑ Model 3 (70% Equity/30% Fixed Income)
- ❑ Model 4 (90% Equity/10% Fixed Income)

For all of the Models:

Model 1	*Model 2*	*Model 3*	*Model 4*
Lower	*Risk and Reward Potential*		*Higher*

Or

Individual Portfolios (Invest in one or more of the Portfolios below)

*To invest directly, not utilizing a DCA Account, make your choices in the **Payment Allocation** column below. To gradually invest using a DCA Account, choose among the funds below using the **Target DCA** column. Use whole percentages only.*

Funds	Payment Allocation (Complete for direct investment)	Target DCA (Complete if selecting a DCA Account)
(Invest up to 90% of your initial Purchase Payment in any combination of the following funds; 100% of your Target DCA)		
Asset Allocation Portfolios		
American Funds Asset Allocation SAST Portfolio	____ %	____ %
Asset Allocation (Edge)	____ %	____ %
Balanced (JPMorgan)	____ %	____ %
SA BlackRock Multi-Asset Income	____ %	____ %
SA MFS Total Return	____ %	____ %
Actively Managed Fund-of-Funds		
Managed Allocation Balanced (SAAMCo)	____ %	____ %
Managed Allocation Moderate (SAAMCo)	____ %	____ %
Managed Allocation Moderate Growth (SAAMCo)	____ %	____ %
Managed Allocation Growth (SAAMCo)	____ %	____ %
Actively Managed Fund-of-Funds with Volatility Control		
SunAmerica Dynamic Allocation Portfolio (SAAMCo/AB)	____ %	____ %
SunAmerica Dynamic Strategy Portfolio (SAAMCo/AB)	____ %	____ %
Fixed Income Portfolios		
Corporate Bond (Federated)	____ %	____ %
Global Bond (Goldman Sachs)	____ %	____ %
Goldman Sachs VIT Government Money Market Fund	____ %	____ %
Government and Quality Bond (Wellington)	____ %	____ %
Real Return (Wellington)	____ %	____ %
SA JPMorgan MFS Core Bond Portfolio	____ %	____ %
Ultra Short Bond Portfolio (DFA)	____ %	____ %
Volatility Control Portfolios		
SA BlackRock VCP Global Multi-Asset Portfolio	____ %	____ %
SA Schroders VCP Global Allocation Portfolio	____ %	____ %
SA T. Rowe Price VCP Balanced Portfolio	____ %	____ %
VCP Managed Asset Allocation SAST Portfolio (Capital Group)	____ %	____ %
VCP Total Return Balanced Portfolio (PIMCO)	____ %	____ %
VCP Value (Invesco)	____ %	____ %
Total	90 %	100 %

AGA-579 (1/16)

7 Optional Programs [7(c)]. Optional Programs Systematic Withdrawal: Include [the Systematic Withdrawal Program form ([SA5550SW])] with this Application. Automatic Asset Rebalancing:* I request the investment options[referenced in [7(a)] [or 7(b)] above or]designated in the Investment Option Election Form to be rebalanced at the frequency selected below. (Select only one) ❑ Quarterly** ❑ Semiannually ❑ Annually *Unless separate asset allocation rebalancing instructions are provided and included with this Application, if a DCA Account is elected, we use Target DCA instructions indicated for Automatic Asset Rebalancing instructions. **If you elected an Optional Living Benefit, Automatic Asset Rebalancing is done quarterly. [7(d)]. Telephone, Electronic Transaction, and Electronic Delivery Authorization ❑ Yes ❑ No Telephone Transaction Authorization❑ Yes ❑ No Electronic Transaction Authorization Your Contract, if issued, will allow for pre-authorized transfer privileges. These privileges allow the Owner, the authorized registered representative/licensed agent/insurance producer of record and any other person(s) authorized by the Owner of the Contract who can furnish proper identification (upon completion by Owner of the authorization below) to make transfers and to change the allocation of future payments. American General Life Insurance Company (_The Company_) and its affiliates and their directors, trustees, officers, employees, representatives, and/or agents/insurance producers will NOT be liable for complying with transfer instructions it reasonably believes to be authentic, nor for any loss, damage, costs or expenses in acting in accordance with such instructions, and Owner will bear the risk of any such loss (not applicable in Nevada). The Company will employ reasonable procedures to authenticate that the transfer instructions are genuine and will provide confirmation of all transactions to Owner. If the Company does not employ such procedures, it may be liable for losses due to unauthorized or fraudulent instructions. If no selection is made above, the Company will assume that you authorize telephone transfers and/or electronic requests. For applicants in [California, Florida, Iowa, Nevada, New Hampshire, New Mexico, North Dakota and Vermont]: If no election is made, the Company will assume you do NOT want to authorize telephone and/or electronic transfers. ❑ Yes ❑No Electronic Delivery Consent: I consent to electronic delivery by the Company, when available, of: ?? Legal disclosure materials (prospectuses and prospectus supplements for the variable annuity and the underlying funds and annual and semiannual reports for the underlying funds). ?? Account documents (quarterly statements and confirmations). ?? Related correspondence (privacy notice and other notices to customers), as permitted by law. I confirm that I have access to a computer with the hardware and software necessary (Adobe Acrobat®, Internet access, and an active email account) to receive this information electronically _ in the form of a compact disc, by email, or by notice to me of a document_s availability on the Company website. I confirm that I have the ability to retrieve and retain electronic communications that are subject to this consent. I understand that I must provide my email address under Section 2 of the Application to use this service. I understand that: · There is no charge for electronic delivery, although I may incur the costs of Internet access and computer usage.· I may always request a paper copy of this information at any time for no charge, even though I consent to electronic delivery.· The Company is not required to deliver this information electronically and may discontinue electronic delivery in whole or part at any time. This consent is effective until further notice by the Company or until I revoke it. [1-800-445-7862] Please call if you would like to revoke your consent, receive a paper copy of any of the above information via U.S. mail, or need to update your email address indicated in Section 2 of this Application. 8 Notices and Disclaimers Fraud Warning (applies to all states, except Arizona, Virginia and the states noted below): Any person, who with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud. For applicants in Alabama: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit, or who knowingly presents false information in an application for insurance, is guilty of a crime and may be subject to restitution, fines or confinement in prison, or any combination thereof. For applicants in Arkansas, Massachusetts, Rhode Island, and West Virginia: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit, or knowingly presents false information in an application for insurance, is guilty of a crime and may be subject to fines and confinement in prison. For applicants in Colorado: Fraud Warning: It is unlawful to knowingly provide false, incomplete, misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Services.

8 Notices and Disclaimers continued For applicants in the District of Columbia: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant. For applicants in Kentucky: Fraud Warning: Any person, who knowingly and with intent to defraud any insurance company or other person, files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact hereto commits a fraudulent act, which is a crime. For applicants in Louisiana: WARNING: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. For applicants in Maryland: WARNING: Any person who knowingly OR willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly OR willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. For applicants in Maine, Tennessee, and Washington: Fraud Warning: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or a denial of insurance benefits. For applicants in New Jersey: Fraud Warning: Any person who includes any false information on an application for an insurance policy is subject to criminal and civil penalties. For applicants in New Mexico: Fraud Warning: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance, is guilty of a crime and may be subject to civil fines and criminal penalties. For applicants in Ohio: Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing any false, incomplete, or misleading information is guilty of insurance fraud. For applicants in Oklahoma: WARNING: Any person who knowingly, and with intent to injure, defraud, or deceive any insurer, makes a claim for the proceeds of an insurance policy containing any false, incomplete, or misleading information is guilty of a felony. For applicants in Pennsylvania: Fraud Warning: Any person who knowingly and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. 9 Acknowledgements and Signature(s) 9(a). Replacement ❑ Yes ❑ No Do you have any existing life insurance policies or annuity contracts? (Must check either Yes or No.) ❑ Yes ❑ No Will the purchase of this annuity result in the replacement, termination, or change in value of any existing life insurance policies or annuity contracts? (Must check either Yes or No.) Please provide the replacement information on the required forms, which can be obtained from your registered representative/ licensed agent/insurance producer, and include them with this Application[, when applicable.] 9(b). California Right-to-Examine Period For Owners and Annuitants age 60 and older. Under California law, there is a 30-day Right-to-Examine period of your Contract. The amount that will be returned to you if you cancel your Contract during this 30-day period will depend on the election below, which designates where your Purchase Payments will be allocated during the Right-to-Examine period. Please check one of the following boxes. If you do not check one of these boxes, we will automatically invest your funds in a cash management investment option or similar portfolio for 36 days from the date we issue the Contract. Place my funds into a cash management investment option or similar portfolio for 36 days from the date the Company issues the Contract, unless I direct otherwise later during the waiting period. I understand by doing so, I will receive a refund of Purchase Payments plus any fees paid. Invest my funds immediately in my chosen stock and/or bond portfolios. I understand that by doing so, I am subjecting my investment to market gain/losses during the waiting period. 9(c). Statement of Owner(s) I agree that this Application shall be a part of any Contract issued by the Company. Further: [I have received, read, and understand the Buyer’s Guide for Deferred Annuities.] I acknowledge receipt, either physically or electronically, of the current prospectuses for this variable annuity and the applicable underlying funds of the trusts. I acknowledge that I have read the current prospectus for this variable annuity and the applicable underlying funds of the trusts carefully and understand their contents. (Iowa exempted.) [After consulting with my registered representative/licensed agent/insurance producer and reviewing the prospectus, I confirm that this variable annuity and my share class election is suitable for my objectives and needs.]

9 Acknowledgements and Signature(s) continued I UNDERSTAND THAT ALL PURCHASE PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF THE VARIABLE PORTFOLIOS, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT BY THE COMPANY, THE U.S. GOVERNMENT, OR ANY STATE GOVERNMENT; ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC), THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY, FEDERAL OR STATE. I BEAR ALL MARKET RISKS, EXCEPT ON AMOUNTS ALLOCATED TO THE AVAILABLE FIXED ACCOUNT OPTIONS. If I am funding a tax-qualified retirement plan with this annuity, I understand that (1) there are more robust insurance benefits offered in other annuities and (2) the annuity does not provide any additional tax deferral treatment beyond that which I already have under my plan. I understand that the Company reserves the right to allocate my Purchase Payment(s) to a cash management investment option or similar portfolio until the end of the Right-to-Examine/ Right to Cancel period. My signature below indicates that I am providing my investment allocation election on the separate Investment Option Election Form[, if applicable,] included with this Application. For applicants in Florida: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree. My answers are representations and not warranties, and are true and correct to the best of my knowledge and belief. Owner’s signature Date Joint Owner’s signature (if applicable) Date 10 Registered Representative / Licensed Agent / Insurance Producer Information and Signature(s) ❑ Yes❑ No Do you have reason to believe that the applicant has any existing life insurance policies or annuity contracts? ❑ Yes❑ No Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) replaced, surrendered, withdrawn from, loaned against, changed, or otherwise reduced in value in connection with this transaction assuming that the Contract applied for will be issued? I affirm that I have instructed the applicant to answer the questions in Section [9(a)] appropriately. I am providing the replacement information on the required forms, which can be obtained at [aig.com/annuities], and including them with this Application[, when applicable]. [I have delivered a Buyer_s Guide for Deferred Annuities to the owner.] I am authorized and/or appointed to sell this variable annuity. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner_s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current, approved sales material. I certify that all information I have taken from the Owner has been truly and accurately recorded on this Application. 1. Registered Representative_s/Licensed Agent_s/Insurance Producer_s signature SSN (1st 5 digits only)- Registered Representative_s/Licensed Agent_s/Insurance Producer_s name (please print) Address City State Zip Phone ( ) Licensed Agent/Insurance Producer ID number Email Broker/Dealer firm name If State of Sale is Florida, Florida License ID number 2. Registered Representative_s/Licensed Agent_s/Insurance Producer_s signature SSN (1st 5 digits only)- Registered Representative_s/Licensed Agent_s/Insurance Producer_s name (please print) Address City State Zip Phone ( ) Licensed Agent/Insurance Producer ID number Email Broker/Dealer firm name If State of Sale is Florida, Florida License ID number

10 Registered Representative / Licensed Agent / Insurance Producer Information and Signature(s) continued 3. Registered Representative_s/Licensed Agent_s/Insurance Producer_s signature SSN (1st 5 digits only)- Registered Representative_s/Licensed Agent_s/Insurance Producer_s name (please print) Address City State Zip Phone ( ) Licensed Agent/Insurance Producer ID number Email Broker/Dealer firm name If State of Sale is Florida, Florida License ID number For Registered Representative/Licensed Agents only. Please contact your home office with any questions. Option 1 (Not available if the Early Access feature is elected.) Option 2 Option 3 Option 4 Option 5 Option 6 If more than one representative, please indicate applicable percentages (must total 100%): Representative 1 Representative 2 Representative 3 Note: If there are more than [three]representatives, please attach all required representative information, including applicable percentages (must total 100%) among all representatives, on a separate document.